UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 22, 2010
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2010, Discovery Laboratories, Inc. (the “Company”) and Genzyme Pharmaceuticals LLC (“Genzyme”) entered into a Supply Agreement (the “Supply Agreement”).  Pursuant to the Supply Agreement, Genzyme will provide the Company with Palmitoyl-oleyl phosphatidylglycerol (POPG) Na LP-04-180, a necessary ingredient (the “Material”) essential to produce Discovery’s synthetic, peptide-containing pulmonary surfactant (lucinactant) in liquid, lyophilized or other dosage forms and including, without limitation, the branded drug product candidates SurfaxinR, Surfaxin LST, and AerosurfR.  The Supply Agreement contains the general ordering and commercial supply terms and conditions, as well as the specific economic terms for purchase of the Material, including price and delivery terms.   Subject to earlier termination for various matters, including material breach, the initial term of the Agreement is five years, and shall be renewed by the parties automatically for successive two-year periods unless terminated by either party by written notice not later than 16 months prior to expiration of the initial term or any renewal period.

The above summary of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Supply Agreement dated December 22, 2010 between Discovery Laboratories, Inc, and Genzyme Pharmaceuticals LLC .[1]

1 Exhibit 10.1 has been filed in its redacted form.  The Company has requested confidential treatment with respect to certain portions of Exhibit 10.1 and has filed the un-redacted portions of the attached exhibit separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman and Chief Executive Officer

Date: December 27, 2010